CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



                     INTERNET FULFILLMENT SERVICES AGREEMENT

         This Internet Fulfillment Services Agreement ("Agreement") is made as of December 21, 1999 ("Effective Date") by and between Bergen Brunswig Drug Company, a California corporation ("BBDC"), and Innovative Medical Services dba nutripure.com, a Nevada corporation ("IR").

                                    RECITALS

A.   IR is an Internet  retailer and has created a marketing  and sales  program
     designed  to  supply  pharmaceutical   products  and  related  services  to
     individuals utilizing an Internet web site;

B. BBDC is a national distributor of, among other things, products in the categories of over-the-counter pharmaceutical products, nutritional, health and beauty care products and home health care products, described on
     SCHEDULE 1.1 to the Terms and Conditions attached as EXHIBIT 1 (collectively, "Products");

C. IR wishes to contract with a fulfillment service provider to ship the Products and provide related services to IR's customers in the United States;

D.   BBDC wishes to provide the services described in this Agreement to IR;

E.   Under  no   circumstances   will  the  Products  include  any  prescription
     pharmaceutical products; and

F. The parties wish to enter into this Agreement in order to set forth their obligations to each other.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.       TERMS AND CONDITIONS.

     The Terms and Conditions in EXHIBIT 1 ("Terms and Conditions") are incorporated by this reference. Capitalized terms used without definition have meanings in the Terms and Conditions.

2.       TERM.

     Subject to Sections 9 and 10 of the Terms and Conditions, the Term of this Agreement will be three (3) years from the date of this Agreement.

3.       MINIMUM ORDERS.

         THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

4.       FEES.

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     In addition to payment for Products, IR will pay BBDC the following service fees.

     4.1 Set-Up Fee.

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

     4.2 Fulfillment Fee.

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

     4.3. THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

                                       2
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     4.4 Consumer Image and Ingredient  Database License Fee.

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

     4.5 Niche Products  Storage Fee.

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

     4.6 IR Rebate Schedule.

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION

     4.7 Early  Termination  Fee.

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION


     4.8.  Collateral  Materials

     THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT OF THIS SECTION.

5.     SERVICE LEVELS.

During the first sixty (60) days following the date BBDC begins shipping Products under this Agreement ("Start-up Period"), BBDC will comply with the "Start-Up Service Levels" in EXHIBIT A. After the Start-Up Period, BBDC will comply with the "Service Levels" in EXHIBIT A. Each of the Service Levels and Start-Up Service Levels will be deemed a material term of this Agreement and any failure to comply with them will entitle IR to terminate this Agreement pursuant to Section 10.1.3 of the Terms and Conditions.

6.       HOURS OF OPERATION.

BBDC's Internet fulfillment center currently operates from Sunday afternoon to Thursday evening. Receiving, stocking and office personnel operate Monday to Friday, normal business hours. BBDC and IR agree to explore additional hours of operation as required to meet service levels. If IR's volume is not sufficient to justify additional hours, IR agrees to pay the additional costs for such additional hours to meet its requirements.

7.       BUSINESS REVIEW.

BBDC and IR will perform a semi-annual business review of IR's account at mutually agreeable times. The first such review will occur between July 1, 2000 and January 1, 2001, with subsequent reviews during each six (6) month period thereafter. Each review will cover purchase volume histories, operational and logistical information (including performance measures, shipping rates), inventory movement statistics, economic factors and other factors as the parties may determine.
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
8.       NOTICES.

     Subject to Section 17.18 of the Terms and Conditions, notices to IR under this Agreement will be sent to:

                    Innovative Medical Services
                    1725 Gillespie Way
                    El Cajon, CA 92020
                    Attn: Michael L. Krall, President & CEO
                    Fax:  (619) 596-8700

9.       EXHIBITS.

         All exhibits to this Agreement listed below are incorporated by this reference.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT


Exhibit Number                       Exhibit Name
--------------                       ------------
      1                              Terms and Conditions
      A                              Service Levels


         IN WITNESS WHEREOF, the parties have executed this Internet Fulfillment Services Agreement as of the date first written above.

                           IR:

                           nutripure.com


                           By:  /s/ Michael L. Krall
                           Name:  Michael L. Krall
                           Title:  President


                           BBDC:

                           Bergen Brunswig Drug Company

                           By:    /s/ Chuck Prieve
                           Name:  Chuck Prieve
                           Title: Vice President, e-Commerce Sales & Marketing

                                    EXHIBIT 1
                                       TO
                     INTERNET FULFILLMENT SERVICES AGREEMENT

                              TERMS AND CONDITIONS

1.       PRODUCTS AND TERRITORY.

     1.1 PRODUCTS. A list of the categories of the Products ("Product Categories") is set forth in Schedule 1.1. BBDC will provide IR a list of specific products ("Products") and related information ("Item Catalog Information" [EDI 832 Transaction Set]) from time to time. BBDC may add or delete available Products upon two (2) days' notice to IR; provided, however, IR may elect not to offer added Products.

     1.2 NICHE PRODUCTS. BBDC may elect to store and ship additional products requested by IR, including private label products and other products that BBDC does not otherwise carry, upon payment of the Niche Product fees set forth on the cover page.

     1.3 TERRITORY. BBDC will provide fulfillment services for the Products in the Unites States of America and its territories and possessions and each other territory listed on Schedule 1.3 ("Territory"). In no event will BBDC provide or ship Products to IR's consumers outside the Territory.

     1.4 EXCLUSIVITY. IR and its affiliates will utilize BBDC and its affiliates exclusively for fulfillment of the Products to IR consumers within the Territory. IR acknowledges that pricing it receives pursuant to this Agreement is based on IR purchasing pursuant to an exclusive relationship with BBDC. IR acknowledges and agrees that BBDC will provide the Products to IR's consumers on a non-exclusive basis. IR acknowledges BBDC and its affiliates are developing web sites for current and future consumers of BBDC and its affiliates obtained through its independent efforts. In addition, BBDC and its affiliates have, and will continue to have, discussions with other companies that seek to use Product fulfillment services.

     1.5 RIGHT OF FIRST REFUSAL. IR hereby grants to BBDC and its affiliates the right of first refusal to provide fulfillment services to IR for all territories in addition to the Territory and for all product lines in addition to the Products. When IR intends to sell additional products or products in additional territories, IR will first deliver to BBDC written notice of the proposed terms ("Notice"). BBDC will have thirty (30) days from receipt of the Notice to notify IR of its desire to enter into an amendment to this Agreement with IR for such territory or products upon terms no less favorable to IR than the terms set forth in the Notice. If BBDC has not notified IR of its desire to enter into such amendment as of the expiration of such thirty (30) day period and entered into an amendment to this Agreement with IR with respect to such territory and products within ninety (90) days of receipt of the Notice, IR may enter into an agreement with a third party for such territory and products on terms and conditions no less favorable to IR than those set forth in the Notice.

2.       ORDERS; SHIPPING; RETURNS.

     2.1 OPERATIONS MANUAL. The Operations Manual in Schedule 2.1 ("Operations Manual") is incorporated by this reference. -

     2.2 ORDERS. Orders for Products will be initially placed by IR's consumers using IR's Internet web site. IR will forward all orders for Products to BBDC by electronic data interchange ("EDI") pursuant to Section 3.8 at least four (4) times per day ("Orders"). Orders will set forth a description of the Products, SKU designations, quantities, requested method of delivery, the designated delivery locations and other required information as agreed upon by the parties from time to time.

     2.3 INVENTORY. Subject to Section 4.2, BBDC will maintain sufficient inventory of the Products in an effort to facilitate the delivery of all Orders for the Products. Inquiries by IR to BBDC's customer service representatives concerning any Products must reference BBDC's Product number.

     2.4 SHIPPING. BBDC will cause all lawful Orders to be shipped in accordance with the Operations Manual. Shipping guidelines may change due to legal and product shipping requirements. Certain Products may be subject to special shipping and handling fees. Title to, and risk of loss of, all Products will pass from BBDC to IR immediately prior to BBDC's delivery of the Products to the shipper for delivery to IR's consumer. BBDC will invoice IR weekly for all shipping charges. IR will pay all shipping invoices within seven (7) days of receipt. BBDC will use commercially reasonable efforts to ensure that IR receives any volume discount normally given BBDC by its shipper. BBDC will use commercially reasonable efforts to ensure that all Orders for Products received before the daily "cut-off time" will be shipped by the corresponding shipping time for such day. Out-of-stock or back-ordered Products will be shipped promptly after BBDC's receipt of such Products from the manufacturer or other supplier. Inquiries about shipping status will be directed to the shipper and any such inquires to BBDC's customer service representatives where BBDC has provided IR with a shipper's tracking number will be subject to an additional charge. BBDC will not process any of the following shipments of Products: (i) international shipments, (ii) COD shipments, (iii) shipments requiring a declared value, (iv) shipments to freight forwarding agents, (v) shipments of hazardous materials or other products requiring specialized shipping, and (vi) Drug Enforcement Administration ("DEA") Schedule II controlled substances.

     2.5 LABELS AND INVOICES. Unless modified by Exhibit 2, if any, IR will provide BBDC standard packaging (standard size cardboard boxes, plain colored plastic tape and plain bubble/paper packing material), labels and invoice forms bearing IR's, and not BBDC's, name, logo and telephone number for BBDC's use in shipping Products. IR may select from BBDC's standard invoice formats (inserting IR's logo and return address) at no additional charge. Modifications and custom work is subject to an additional charge at BBDC's then-current rates. If IR's standard packaging, labels and invoice forms are not ordered through BBDC's designated vendor (or IR uses non-standard packaging, labels or forms), IR will be subject to additional charges for handling, storage and administration.

     2.6 RETURNS. The Returned Goods Policy in Schedule 2.6 is incorporated by this reference.

3.       PRICING; PAYMENT.

     3.1 PRICING AND FEES. BBDC will provide the Products to IR's consumers on a net-billed or cost-plus basis, plus adjustable fees for fulfillment, shipping (if not billed directly to IR), handling, packing of collateral items and other services, each on a per-Order basis. The parties acknowledge and agree that pricing for the Products has been set in advance, is consistent with fair market value in an arms-length transaction, and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties.

     3.2 PRICE ADJUSTMENTS. BBDC may change the pricing or fulfillment fees of any Product at any time; provided, however, any such change will not be effective with respect to Products ordered by IR's consumers within twenty-four
(24) hours of BBDC's electronic notice to IR.


     3.3 REBATES. As additional consideration under this Agreement, IR hereby assigns to BBDC all ancillary benefits extended by any manufacturer or supplier of the Products to the distributor, purchaser or user of the Products, including cash or other rebates based upon purchase volume or other criteria, sales promotions, allowances, free goods, and the like, other than discounts and rebates intended by the manufacturer or supplier to be passed on to retailers or consumers.


     3.4 TAXES. IR will obtain and maintain a resale tax certificate in Kentucky and each other jurisdiction in which BBDC delivers Products to IR's shipper. IR will collect and remit all applicable sales taxes and other taxes on the sale or provision of Products to IR's consumers. IR will be responsible for and will pay any excise, sales or use tax or other similar charge in the nature of a tax imposed with respect to transactions under this Agreement (other than income or other taxes on BBDC's net icome) and, if paid or required to be paid by BBDC, such amount will be added to and become part of the amount payable by IR.


     3.5 TIMING OF PAYMENT. BBDC will submit invoices for the Products to IR on a per-Order basis for each Order received from IR's consumer. Unless modified by
Exhibit 2, if any, IR will pay such invoices within twenty-four (24) hours of receipt of funds but in no event later than five (5) business days after BBDC delivers Products to IR's shipper for delivery to IR's consumer. Funds will be transferred to BBDC on a daily basis (weekends and banking holidays excluded). IR's obligation to pay for all purchases invoiced will be absolute and unconditional and will not be subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever, and such payments will be and continue to be payable in all events.

     3.6 LATE PAYMENT. If payment is not received as described in Section 3.5, a late payment penalty of the lower of one-and-one-half percent (1 1/2%) per month or part thereof or the maximum rate permitted by law will be assessed on the outstanding balance, commencing from the first (1st) business day after such due date. The right of BBDC to assess penalties for IR's payment delays will not relieve IR of its obligation to make prompt payment in accordance with this
Section 3.


     3.7  FINANCIAL  RECONCILIATION.  The  Financial  Reconciliation  Process in
Schedule 3.7 ("Financial Reconciliation Process") is incorporated by this reference.


     3.8 EDI/EFT. The EDI/EFT Agreement in Schedule 3.8 is incorporated by this reference. All Orders, IR sales reports, BBDC invoices and remittance detail information will be transmitted by EDI. All funds will be transferred between the parties by electronic funds transfers ("EFT"). All data files transmitted over the public Internet will be encrypted in adherence with EDIINT standards.


4. IR'S COVENANTS.

         4.1 WEB SITE. IR will, at its cost, develop, produce, implement and test its web site and supporting electronic commerce enabling software, as well as provide technical support, including developing and procuring credit card processing and encryption software, subject, however, to the reasonable approval of BBDC in relation to its fulfillment responsibilities under this Agreement. In addition, IR will, at its cost, develop and procure all software interfaces or programs necessary to enable IR to connect with BBDC's systems and operations facilities. All software and hardware developed or purchased by IR to support BBDC under this Agreement will remain the property of IR. Each screen accessible to consumers on IR's web site will clearly identify IR. Unless modified by
Exhibit 2, if any, no content on IR's web site will directly or indirectly (a) identify BBDC or (b) lead any consumer or potential consumer to believe that IR or its web site is the manufacturer of a Product. IR will update its web site to indicate that a Product is unavailable or subject to other special conditions based upon BBDC's Product notices and any failure to do so that results in additional handling, storage, administrative or other costs to BBDC will subject IR to an additional charge.

     4.2 MARKETING. IR will, at its cost, market IR's program on the Internet, including IR's Internet web site. BBDC acknowledges that IR has sole authority and control over each stage of marketing for its program; provided however, if IR is prohibited by law from performing any contemplated marketing activities, BBDC may perform such functions at IR's expense to the extent BBDC may lawfully do so. IR will provide reasonable advance notice of special offers, such as bundled items, featured items and sales, advertising campaigns and other events that can be reasonably expected to generate unusual volume (either overall or for specific Products) in order to allow BBDC to have adequate inventory, staff and other resources available to handle such volume.

     4.3 CONSUMER ENROLLMENt. IR will have sole responsibility for enrolling consumers in IR's program.

     4.4 RECORDS. IR will retain all documentation required by federal and state statutes and regulations.

     4.5 LICENSE REVOCATION. IR will inform BBDC in writing within three (3) business days after receiving notice of any action or proceeding from any federal, state, or local agency to restrict, suspend, or revoke any of IR's required licenses, permits or registrations or any other approval required to supply the services described in this Agreement.

     4.6 COMPLIANCE WITH LAW. IR will perform all of its duties under this Agreement in full compliance with all applicable federal, state, and local laws and regulations.

     4.7 ADEQUATE SPACE AND PERSONNEL. IR represents and warrants that it has, and agrees that it will continue to maintain or enlarge, as appropriate, such space, equipment, resources, and personnel at its sole cost and expense necessary to promote its web site and perform under this Agreement.

     4.8 PROHIBITION AGAINST PUBLICATION OF CERTAIN MATERIALS. IR will not knowingly or unknowingly incorporate in IR's web site any of the following material (including pictures, links, or any other content, whether visible or invisible with a web browser):


          4.8.1 any material which violates or infringes any national or international copyright, trademark, trade secret, patent, statutory, common law or other proprietary rights of others, including any party's privacy right or right of publicity, in effect or which may hereafter be enacted and applicable to this Agreement or web sites;

          4.8.2 any material that is libelous, slanderous, harmful, abusive, threatening, obscene or pornographic; or

          4.8.3 distribution lists to be used for unsolicited electronic mail or other mass electronic mailings.

     4.9 ADVERSE EVENT REPORTING. IR will report all adverse events relating to the Products pursuant to the requirements of the Food and Drug Administration.


     4.10 LISTED CHEMICALS. IR will obtain and maintain a Listed Chemicals license from the DEA and will report the sale and shipment of all Products pursuant to the requirements of the DEA and comply with all comparable state requirements.


     4.11 PRODUCT RECALLS. IR acknowledges and agrees that BBDC will not be obligated to recall any Product which is the subject of a manufacturer or supplier recall but that either party may elect to do so from time to time in its sole discretion, provided that any recall undertaken by BBDC on behalf of IR will be at IR's sole cost and expense.


     4.12 SUPPORT. BBDC and IR will jointly evaluate which party will provide other support functions relating to the Products.


5. BBDC'S COVENANTS.

         5.1 RECORDS. BBDC agrees that it will retain all documentation required by federal and state statutes and regulations. If and to the extent required by
Section 1395x(v) (1) of Title 42 of the United States Code, as subsequently amended from time to time, until the expiration of four (4) years after the termination of this Agreement, BBDC will make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents, and records as are adequate to certify the nature and extent of the costs of the goods and services provided by BBDC under this Agreement. BBDC further agrees that in the event BBDC carries out any of its duties under this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, with a related organization, such contract will contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization will make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organizations as are necessary to verify the nature and extent of such costs. Notwithstanding anything set forth in this Agreement to the contrary, BBDC will have no obligation under this Agreement to make public attorney-client privileged documents.

     5.2 LICENSE REVOCATION. BBDC agrees that it will inform IR promptly after receiving notice of any action or proceeding from any federal, state, or local agency to restrict, suspend, or revoke any of BBDC's required licenses, permits or registrations or any other approval required to supply the services described in this Agreement.


     5.3 COMPLIANCE WITH LAW. BBDC agrees that it will perform all of its duties under this Agreement in full compliance with all applicable federal, state, and local laws and regulations.
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6.       REPRESENTATIONS OF THE PARTIES.

     6.1 REPRESENTATIONS AND WARRANTIES OF BBDC. BBDC hereby represents and warrants to IR that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on its behalf is duly authorized to bind it to all terms of this Agreement; (iii) it will have good title to all Products delivered pursuant to this Agreement (unless such Product is subject to a chargeback agreement); (iv) except as otherwise provided, all such Products will be free from any security interest or other lien (unless such Product is subject to a chargeback agreement); (v) all Products will be delivered without damage to IR's shipper for delivery to IR's consumer; (vi) this Agreement, when executed and delivered by it, will be its legal, valid, and binding obligation, enforceable against it in accordance with its terms; and (vii) its execution, delivery and performance of this Agreement will not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority.

     6.2 NO REPRESENTATIONS OR WARRANTIES REGARDING PRODUCTS. BBDC makes, and will be deemed to make, no representations or warranties, express or implied, written or oral, as to the value, absence of defect, absence of infringement, or the absence of any obligation based on strict liability in tort, or any other representation or warranty whatsoever, express or implied, with respect to the Products and services provided in this Agreement. BBDC EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE PRODUCTS AND SERVICES PROVIDED IN THIS AGREEMENT. IR understands that BBDC is not the manufacturer of any Products and agrees that IR will settle all claims, defenses, set-offs and counterclaims it may have with or against any manufacturer directly with the manufacturer and will not assert any such claims, defenses, set-offs or counterclaims against BBDC. IR agrees BBDC has made no such representations or warranties, written or oral, express or implied, about the Products or their fitness for any purpose. Accordingly, IR agrees that BBDC, its subsidiaries and affiliates and the directors, officers, shareholders and agents of each will not be liable to IR for any liability, claim, loss, damage (consequential or otherwise) or expense of any kind caused, directly or indirectly by (i) the inadequacy of the Products for any purpose, (ii) any deficiency or defect, (iii) any delay in providing the Products, (iv) failure to provide the Products, or (v) death or bodily injury which may be caused by the Products.

     6.3 REPRESENTATIONS AND WARRANTIES OF IR. IR hereby represents and warrants to BBDC that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) the person executing this Agreement on behalf of IR is duly authorized to bind IR to all terms of this Agreement; (iii) this Agreement, when executed and delivered by IR, will be the legal, valid, and binding obligation of IR, enforceable against IR in accordance with its terms; (iv) its execution, delivery and performance of this Agreement will not conflict with or breach its charter documents, delegations of authority or any material agreement to which it is a party, or require the consent of or notice to any third party or governmental authority; and (v) IR holds all valid licenses, permits and registrations in appropriate jurisdictions to permit IR to operate its Internet services.

7.       SOFTWARE AND DATABASE LICENSE.

     7.1 GRANT OF LICENSE. For BBDC's Consumer Image and Ingredient Database
and each  software  application  and/or  database BBDC may provide to IR, to the extent of BBDC's legal capacity to do so, grants IR a non-exclusive, nontransferable and revocable license for the use of such software and/or database ("Software") and its related documentation ("Documentation") subject to payment by IR of the applicable licensing fee established by BBDC from time to time. Each license is granted solely during the Term. BBDC does not grant to IR any rights to any copyright, patent, trademark, trade name or similar rights with respect to any Software or Documentation or any other information provided to IR by BBDC. IR will not use the name, trade name, trademarks, service marks, trade dress, logos or other intellectual property of BBDC, Product manufacturers or suppliers or any of BBDC's affiliates in its web site, publicity releases, advertising, sales literature or materials, or in any similar activity without BBDC's prior written consent.

     7.2 NO SUBLICENSE. IR may not sublicense, lease, distribute or otherwise transfer Software or Documentation or IR's right to use the Software or Documentation.

     7.3 NO COPIES. IR may not make, or allow anyone else to make, copies of the Software or related Products, beyond one copy for backup and archival purposes, except as BBDC may otherwise agree in writing. IR may not remove, obscure, or deface any proprietary notices contained in the Software or Documentation, and IR must include such notices in any permitted copy of the Software.


     7.4 NO ALTERATIONS. IR may not alter, modify or adapt any Software or Documentation or create derivative works from them. IR may not translate, reverse engineer, disassemble or decompile the Software. BBDC will have no liability for any claims by third parties or IR based upon altered Software or Documentation.


     7.5 TERMINATION OF LICENSE. The license to any part of the Software and Documentation will terminate automatically if IR fails to comply with the terms of this license or any other material provision in this Agreement, or if the Products for which IR is using the Software are discontinued. Upon termination of a license, IR must cease using the Software and Documentation and, at BBDC's election, return or destroy all copies of the Software and Documentation IR may have in its possession or under its control, and certify to BBDC that IR has done so. All of IR's obligations in this Agreement will survive termination of any license.

     7.6 DISCLAIMER. BBDC disclaims any representation or warranty regarding the Software and Documentation. IR acknowledges the possibility that (i) the Software may not operate in combination with other software or hardware or in the manner IR or its consumers may select for use and (ii) Software may not operate without interruption or be error-free.


     7.7 NO RIGHTS IN DATA. All files, input materials and output materials, the media upon which they are located (including cards, tapes, discs and other storage facilities), and all Software (together with any Documentation, source codes, object codes, upgrades, revisions, modifications and any related materials) which are utilized by or developed for IR in connection with this Agreement will be the property of BBDC.


     7.8 NOTICE OF CLAIMS;  REMOVAL OF  PRODUCTS  AND  CONTENT.  Notwithstanding
Section 14.2.1, IR will immediately notify BBDC of any written or oral claim that any Software or Documentation used by IR in its web site or otherwise infringes on the rights of any third party. Immediately upon notice from BBDC, IR will discontinue the offering of any Product and the use of any Software and Documentation that BBDC determines may subject BBDC or IR to liability to any third party. Failure to notify BBDC in writing within three (3) business days of the receipt of an oral or written claim that any Software or Documentation used by IR in its web site or otherwise infringes on the rights of any third party will terminate and rescind all of BBDC's representations, warranties, and indemnification obligations with respect to the subject matter of the claim.

8.       WARRANTS.

     As additional consideration under this Agreement, IR and BBDC will enter into a Securities Purchase Agreement in the form of Schedule 8.1 and a Registration Rights Agreement in the form of Schedule 8.2, and IR will issue to BBDC warrants to purchase securities of IR in the form of Schedule 8.3.

9.       TERM.

     Unless terminated earlier pursuant to Section 10, the term of this Agreement will be for the period years set forth on the cover page of this Agreement from the date of this Agreement and will be automatically extended for additional, successive one (1) year terms (collectively, the "Term") unless either party gives written notice to the other of its intention to not extend at least ninety (90) days prior to the end of the then current Term.

10.      TERMINATION OF AGREEMENT.

     10.1 DEFAULT. This Agreement may be terminated by IR by providing written notice of termination to BBDC upon a default by BBDC under this Agreement. This Agreement may be terminated by BBDC by providing written notice of termination to IR upon a default by IR under this Agreement. For purposes of this provision, a default will be deemed to have occurred upon the happening of any of the following:


          10.1.1 With respect to either party (A) filing an application by such party for, or consent to, appointment of a trustee, receiver, or custodian of its assets; (B) entry of an order for relief in proceedings under the

     United States  Bankruptcy Code, as amended or superseded from time to time;
     (C) making a general assignment for the benefit of creditors; (D) entry of an order by any court of competent jurisdiction appointing a trustee, receiver, or custodian of its assets unless the proceedings and the person appointed are dismissed within ninety (90) days; or (E) failure generally to pay its debts as the debts become due within the meaning of Section 303(h)(1) as amended or superseded from time to time, of the United States Bankruptcy Code, as determined by a Bankruptcy Court, or in the event of a party's admission in writing of its inability to pay its debts as they become due.

          10.1.2 A party's failure to pay any amount that is due to the other party under this Agreement and such failure continues for five (5) days after written notice from the other party; or

          10.1.3 A party's failure to perform any other material obligation under this Agreement, and such failure continues for thirty (30) days after such party receives written notice of such breach from the non-breaching party; provided, however, if the breaching party has commenced to cure such breach within such thirty (30) days, but such cure is not completed within the thirty (30) days, such party will be afforded the amount of additional time reasonably necessary to complete its cure, provided it diligently pursues doing so until completion.

     10.2 ADVERSE REGULATORY CHANGES. In the event the laws of any jurisdiction change so as to negatively effect through increased regulations, liability, or otherwise, BBDC's fulfillment operations or the Internet sale of Products, then either party may terminate this Agreement upon written notice to the other without further obligation.


     10.3 LICENSES. If any required licenses, permits or registrations of BBDC or IR are revoked or suspended so as to materially impair such party's ability to perform under this Agreement, BBDC or IR may terminate this Agreement upon thirty (30) days' written notice without further obligation.


     10.4 EFFECT OF TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement for any reason, BBDC will be entitled to payment of any amounts owed to it by IR for Products ordered prior to termination or expiration and shipped to IR's consumers. The obligations of the parties described in Sections 4, 5, 6, 7 (except the license granted thereunder), 8, 11, 12, 13, 14, 15 and 16 and any provision the context of which shows that the parties intended the provision to survive will remain in effect notwithstanding the expiration or termination of this Agreement. Additionally, termination of this Agreement will have no effect upon the obligation of the parties under the terms of any other agreements entered into between the parties, except as set forth otherwise in such other agreements.

11.      CONFIDENTIALITY.

     11.1 "CONFIDENTIAL INFORMATION". "Confidential Information" will mean any and all information disclosed in writing or orally by either party to the other party, which is either confidential or proprietary in nature. "Confidential Information" will not include: (i) information that is or will become generally available to the public through no fault of the receiving party; (ii) information that was known to the receiving party before that party received it under this Agreement and was free of any obligation of nondisclosure; or (iii) information that is disclosed in good faith to the receiving party by a third party lawfully in possession of such information and who is not under an obligation of nondisclosure with respect to such information.

     11.2 NONDISCLOSURE. During the Term and for ten (10) years thereafter, neither party will, without the prior written consent of the other party, disclose to any third party (unless such disclosures are required by law) or use for its own purposes (except as contemplated by this Agreement) this Agreement or any other Confidential Information concerning the other party's business, operations, or products that is obtained in the course of performing this Agreement. Notwithstanding the foregoing, the parties may issue a joint press release as promptly as practicable after the execution of this Agreement and may continue to communicate with employees, customers, suppliers, lenders, shareholders and others as may be legally required or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the activities contemplated by this Agreement.

     11.3 CUSTOMER LISTS. BBDC and IR will each retain ownership of its own customer lists.

12.      NON-SOLICITATION.

     12.1 COVENANT NOT TO SOLICIT. Each party agrees that neither it nor its employees, agents, or representatives will, during the Term and for a period of two (2) years following this Agreement's expiration or termination
("Non-Solicitation Period") without the other party's prior written consent hire, or solicit for hire, any person who was employed by the other party or any of its subsidiaries or affiliates


     12.2 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of any of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the other party would have no other adequate remedy, each party agrees that, in the event of a breach by it of any of the covenants set forth in this Section, the other party or its subsidiary or affiliate may, at its option, in addition to obtaining any other remedy or relief available to them (including damages at law), enforce the provisions of this Section by injunction and other equitable relief.

     12.3 REASONABLE RESTRAINT. Each party agrees that the covenants contained in this Section impose a reasonable restraint in light of the other party's activities, business and future plans.


     12.4 SEVERABILITY; REFORMATION. The covenants in this Section are severable and separate, and the unenforceability of any specific covenant will not affect the provisions of any other covenant in this Section or in this Agreement. In the event any court of competent jurisdiction will determine that the scope, time or territorial restrictions set forth in this Section are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the provisions of this Section will thereby be reformed.

     12.5 INDEPENDENT COVENANT. Each of the covenants in this Section will be construed as a covenant independent of any other provision of this Agreement, and the existence of any claim or cause of action of one party against the other, or any of its subsidiaries or affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by such party or such subsidiaries or affiliates of such covenants.


     12.6 COMPUTATION OF THE NON-SOLICITATION PERIOD. The Non-Solicitation Period will be computed by excluding from such computation any time during which either party is in violation of any provision of this Section and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) in which a party seeks to enforce the covenants contained in this Section or in which the other party contests the validity or enforceability of any such covenant or seeks to avoid the performance or enforcement of any such covenant.

     12.7 MATERIALITY. Each party acknowledges and agrees that the covenants set forth in this Section are a material and substantial part of this Agreement.


13.      INSURANCE.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



     During the Term and for two (2) years thereafter, IR will maintain at its own cost and expense:

          (a) Commercial General Liability Insurance covering its premises, including bodily injury, property damage, broad form contractual liability, independent contractors and products liability/completed operations coverages, with limits of not less than $1,000,000 per occurrence and $2,000,000 aggregate or $2,000,000 single limit.

          (b) Workers' Compensation Insurance as mandated or allowed by all states in which IR's business is being performed, including at least $1,000,000 coverage for Employer's Liability.

          (c) All Risk Property Insurance in an amount adequate to cover the cost of replacement of all equipment, improvements, and betterments at IR locations in the event of loss or damage. (d) Errors and Omissions
     Insurance in the amount of $1,000,000, naming BBDC as an additional insured.

     All such policies will be written by a carrier or carriers rated "A" or above by Best, will contain a clause requiring the carrier to give BBDC at least thirty (30) days' prior written notice of any material change or cancellation of coverage for any reason, and simultaneously with IR's execution of this Agreement and annually thereafter, IR will deliver to BBDC original Certificates of Insurance evidencing coverage required by this Section.

14.      INDEMNIFICATION.

     14.1 INDEMNIFICATION BY IR. IR will indemnify, defend, and hold harmless BBDC and its officers, directors, agents and affiliates from and against any and all claims, demands, actions, causes of action, losses, judgments, damages, costs and expenses (including, but not limited to, attorneys' fees, court costs, and costs of settlement) ("Claim") to the extent arising out of claims against BBDC for: (1) the death of, or bodily injury to, any person on account of the use of a Product that results from IR's sale of such Product; or (2) any breach by IR of any of its representations, warranties or covenants in this Agreement.

          14.1.1 NOTICE BY BBDC. Upon receipt of any notice of a Claim, BBDC will promptly notify IR in writing of any such Claim; provided, however, any failure to so notify IR will not relieve BBDC of any liability it may have to IR except to the extent such liability was caused by such failure.


          14.1.2 RETENTION OF COUNSEL. IR will retain counsel at its expense to act as lead counsel in the defense of all Claims against BBDC. The Indemnified Party may retain counsel. BBDC may retain counsel of its own choice at BBDC's expense to the extent necessary to protect BBDC's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as IR does not enter into any settlement agreement or consent judgment that admits liability on the part of BBDC or that fails to include an unconditional release of BBDC from all liability from all asserted or threatened Claims, IR will have the right to control the defense, settlement, and prosecution of any litigation.

     14.2 INDEMNIFICATION BY BBDC. BBDC will indemnify, defend, and hold harmless IR and its officers and directors from and against any and all Claims to the extent arising out of claims against IR for: (1) the dishonest, fraudulent, negligent, willful, or criminal acts of BBDC or BBDC's employees, agents, or representatives acting alone or in collusion with others; or (2) any breach by BBDC of any of its representations, warranties or covenants in this Agreement.

          14.2.1 NOTICE BY IR. Upon receipt of any notice of a Claim, IR will promptly notify BBDC in writing of any such claim; provided, however, any failure to so notify BBDC will not relieve IR of any liability it may have to BBDC except to the extent such liability was caused by such failure or as provided in Section 7.8.


          14.2.2 RETENTION OF COUNSEL. BBDC will retain counsel at its expense to act as lead counsel in the defense of all Claims against IR. IR may retain counsel of its own choice at IR's expense to the extent necessary to protect IR's interests and to act as co-counsel in the litigation or settlement of any Claim or threatened Claim. So long as BBDC does not enter into any settlement agreement or consent judgment that admits liability on the part of IR or that fails to include an unconditional release of IR from all liability from all asserted or threatened Claims, BBDC will have the right to control the defense, settlement, and prosecution of any litigation.

15.      LIMIT ON LIABILITY.

         BBDC WILL NOT BE LIABLE FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT FOR INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, WHETHER OR NOT BBDC KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES, AND BBDC'S AGGREGATE
LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS, WHETHER IN CONTRACT, TORT, OR OTHERWISE, WILL NOT EXCEED BBDC'S RECEIPTS FOR PRODUCTS SOLD UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING A FINAL DETERMINATION OF SUCH LIABILITY.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



16.      INDEPENDENT CONTRACTOR.

     Each party is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers' compensation insurance. None of a party's employees, agents, or associates are employees the other party and each party agrees to defend, indemnify and hold the other harmless from any and all claims made by any of its employees, agents, or associates, or by any entity or agency on account of an alleged failure to satisfy any such tax or withholding obligations. Neither party has authority to act on behalf of or to enter into any contract, incur any liability, or make any representation on behalf of the other.

17.      MISCELLANEOUS.

         17.1 EXTRAORDINARY EVENTS. In the event BBDC's delivery or arranging for delivery of Products under this Agreement is prevented, impaired, reduced or restricted by reason of force majeure, labor disputes, fire, acts of God, or any other similar or dissimilar cause beyond its control, including but not limited to the unavailability of such Products, transportation, shortage of materials or fuel, delay in delivery or failure to deliver by BBDC's suppliers, loss of facilities of distribution, the voluntary foregoing of the right to acquire or use any materials in order to accommodate or comply with the orders, requests, regulations, recommendation or instructions of any governmental authority (whether in furtherance of national defense or war activities or to meet any other emergency), or the compliance with any law, order, ruling, regulation, instruction or requirements of any governmental authority or any political subdivision or agency thereof, or for any other cause whether of the same or different character than specified in this Agreement, beyond the reasonable control of the affected party, BBDC, without liability or obligation, may reduce or eliminate Products during the period of any such disability. In any such case, Products that BBDC is unable to supply will be eliminated from this contract by written notice describing the amounts eliminated and the estimated time period during which deliveries are to be suspended; and BBDC will be relieved of any liability with respect to such Products during the time BBDC may be unable to deliver such Products. In addition, due to circumstances beyond its control, BBDC, at its discretion, may add to the cost of Products for any account, regardless of location, its fuel costs, including any taxes and surtaxes, and other related costs associated with its delivery of Products so long as such circumstances continue to affect BBDC's costs.

     17.2 SEVERABILITY. In the event that any provision in this Agreement is held to be invalid, unenforceable, void or illegal, in whole or in part, by any court of competent jurisdiction, it will be deemed severable from the remainder of this Agreement and will in no way affect, impair or invalidate any other provision in this Agreement. If such provision will be deemed invalid due to its scope or breadth, such provision will be deemed valid to the extent of the scope of breadth permitted by law.

     17.3 GOVERNING LAW, Choice of Forum and Time for Bringing Action. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the internal laws of the State of California without regard to its choice of laws provisions and, if applicable, the laws of the United States. In the event any legal action is necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in Superior Court for the State of California, County of Orange, or the U.S. District Court for the Central District of California, and the parties hereby submit to exclusive jurisdiction of such courts. Each party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail, return receipt requested, and that when so made will be as if served upon it personally within the State of California. Any action for a breach of this Agreement must commence within one (1) year after the cause of action has accrued.

     17.4 ENTIRE AGREEMENT. This Agreement and all exhibits and schedules and related agreements incorporated by reference constitute the complete agreement between IR and BBDC with respect to the subject matter of this Agreement and replace and supersede all prior written and oral agreements or statements by and among the parties concerning the subject matter. No representation or warranty concerning the subject matter not contained in this Agreement will be binding on the parties or have any force or effect whatsoever.

     17.5 AMENDMENTS. This Agreement may not be amended, modified or waived in any respect without further written agreement of both parties, signed by their respective authorized representatives.

     17.6  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, which will together constitute but one and the same instrument.


     17.7 WAIVERS. Neither party's failure to insist, in one or more instances, upon the performance of any term of this Agreement will be construed as a waiver or relinquishment of its right to such performance or other performance of such term, and the other party's obligations will continue in full force. Either party's consent to any act by the other party on any one occasion will not be deemed a consent of the same act on any other occasion.


     17.8 TIME IS OF THE ESSENCE. Time is of the essence in each provision of this Agreement.


     17.9 CAPTIONS. The captions and heading in this Agreement are for convenience only and will not affect in any way the meaning or interpretation of this Agreement.


     17.10 ASSIGNMENT. Neither party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, IR acknowledges that BBDC has affiliates and subsidiaries and may assign performance of some or all of the terms of this Agreement to one or more such related entities. For purposes of this Section, any transfer, sale, merger or consolidation of IR, or a substantial portion of IR's assets, whether by contract or operation of law, or any other transaction or series of related transactions transferring all or substantially all of IR's business, assets (including this Agreement), stock or control will be deemed an assignment and require such prior written consent by BBDC, but will not modify, supplement or terminate the rights or obligations of the parties under this Agreement. For purposes of the preceding sentence, "control" means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of any management or policies of the controlled entity. Subject to the foregoing, the provisions of this Agreement will be binding upon and will inure to the benefit of the successors and assigns of the respective parties, including without limitation any partnerships, corporations, or other entities in which the parties may have a controlling interest or position. Except as expressly provided, this Section will not be construed as a consent by either party to an assignment of this Agreement or any interest in it by either party.

     17.11 FURTHER ASSURANCES. Each party, at its own cost and expense, and at the reasonable request of the other party, agrees to undertake all such further acts and to execute all such further documents as may be necessary and reasonably requested by either party to effectuate the performance of this Agreement in accordance with the parties' intentions.


     17.12 AFFILIATE COMPANIES. In order to better serve the needs of IR, Products may, from time to time, be provided by an affiliate company of BBDC. IR hereby acknowledges this fact and expressly consents to this distribution arrangement. IR further agrees to be liable for all payments due under this Agreement to any such affiliate.


     17.13 INTERPRETATION. In the event of any claimed conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party. This Agreement will be interpreted equally as to both parties and not against the party that drafted it. Whenever the context requires, the gender of all words will include the masculine, feminine and neuter, and the number of all words will include the singular and plural. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

     17.14 PARTIES IN INTEREST. Nothing in this Agreement will confer any rights on any third parties other than IR and BBDC and their respective successors and assigns, nor will any provision give any third person any right of subrogation or action over or against any party to this Agreement.


     17.15 INFORMATION REVIEWED. IR has received and reviewed all information it considers necessary or appropriate for deciding whether to purchase Products from BBDC. IR has had an opportunity to ask questions and receive answers from BBDC regarding the terms of the purchase of the Products and has further had the opportunity to obtain all information which it deems necessary to evaluate the purchase of the Products and to verify the accuracy of information otherwise provided to IR by BBDC.


     17.16 RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT. Neither IR nor BBDC will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.


         17.17 ATTORNEYS' FEES. In the event that any dispute between IR and BBDC should result in litigation, arbitration, or mediation the prevailing party in such dispute will be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including reasonable attorneys' fees and expenses, all of which will be deemed to have accrued upon the commencement of such action and will be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action will contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. "Attorneys' fees" include (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.
"Prevailing party" means the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     17.18 NOTICES. All notices must be given in writing and be personally delivered or delivered by facsimile or by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as set forth opposite their respective names below:


  IR: To the address set forth on the cover page of this Agreement.

  BBDC:                      Bergen Brunswig Drug Company
                             4000 Metropolitan Drive
                             Orange, CA 92868
                             Attn:  Vice President, eCommerce Sales & Marketing
                             Fax: (714) 385-6826

  with a copy to:            Bergen Brunswig Corporation
                             4000 Metropolitan Drive
                             Orange, CA  92868
                             Attn:  Executive Vice President,
                             Chief Legal Officer & Secretary
                             Fax:  (714) 978-1148

Items delivered personally will be deemed delivered on the date of actual delivery. Items sent electronically or by facsimile will be deemed delivered on the first business day after the date of transmission. Items sent by certified or registered mail will be deemed delivered three (3) business days after mailing. A party may change the foregoing information or notices by notifying the other party of such change in writing in accordance with the foregoing.

                          [END OF TERMS AND CONDITIONS]

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



                                LIST OF SCHEDULES
                                       TO
                              TERMS AND CONDITIONS


Schedule Number                        Schedule Name

1.1                                    Product Categories

1.3                                    Additional Territories

2.1                                    Operations Manual

2.6                                    Returned Goods Policy

3.7                                    Financial Reconciliation Process

3.8                                    EDI/EFT Agreement

8.1                                    Securities Purchase Agreement

8.2                                    Registration Rights Agreement

8.3                                    Warrant to Purchase Securities

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                                  Schedule 1.1
                               Product Categories

FINELINE
CODE                       CODE DESCRIPTION

  010                      ANALGESIC
  011                      ANALGESIC, INTERNAL
  012                      ANALGESIC, EXTERNAL
  030                      ANTACIDS
  031                      ANTACIDS, LIQUID
  032                      ANTACIDS, OTHER
  070                      BABY NEEDS
  071                      BABY CARE
  073                      BABY FEEDING ACCESSORIES
  074                      BABY DIROSABLE DIAPERS
  110                      COSMETICS, POPULAR PRICE
  111                      COSMETICS FOR LIPS
  112                      COSMETICS FOR FACE
  113                      COSMETICS FOR EYES
  150                      COUGHS & COLDS
  151                      COUGH & COLD LIQUIDS
  152                      COLD RUBS, INHALANTS, LOZENGES
  153                      COLD TABLETS & CAPSULES
  154                      NOSE DROPS & SPRAYS
  170                      DEODORANTS
  171                      DEODORANTS, AEROSOL
  173                      DEODORANTS, OTHER
  190                      DIET PRODUCTS
  191                      SUGAR & SALT SUBSTITUTES
  192                      FOODS, SPEC. OR SUPPLEMENTARY
  193                      WEIGHT CONTROL
  205                      BATTERIES
  210                      EYE PREPARATIONS
  211                      CONTACT LENS PREPARATIONS
  212                      EYE PREPARATIONS
  230                      FEMININE HYGIENE
  231                      SANITARY NAPKINS & TAMPONS
  232                      SANITARY BELTS & PANTS
  233                      FEMININE DEODORANTS
  234                      FEMININE DOUCHES
  235                      FEMININE SYRINGES
  236                      VAGINAL JELLY & CREAM
  237                      PROPHYLACTICS
  250                      FIRST AID
  251                      FIRST AID DRESSING
  252                      FIRST AID TREATMENTS
  254                      ELASTIC GOODS
  270                      FOOT CARE
  271                      FOOT PADS
  272                      FOOT PRODUCTS
  296                      TOILETRY SETS
  310                      HAIR ACCESSORIES
  330                      HAIR CARE
  331                      SHAMPOO
  332                      PERMANENTS & STRAIGHTENERS
  333                      HAIR SPRAY
  334                      HAIR SETTING
  335                      HAIR COLOR
  337                      MEDICATED SHAMPOO
  370                      LAXATIVES
  371                      LAXATIVES, TABLETS & LIQUIDS
  372                      LAXATIVES, OTHER
  390                      MANICURE PEDICURE
  391                      MANICURE IMPLEMENTS & ACCESSORIES
  392                      NAIL POLISH & REMOVER
  410                      MEN'S TOILETRIES
  411                      MEN'S COLOGNE, AFTER SHAVE
  412                      MEN'S HAIR PREPARATIONS
  413                      MEN'S TOILETRY SETS
  450                      ORAL HYGIENE
  451                      TOOTH PASTE & TOOTH POWDERS
  452                      TOOTH BRUSHES & FLOSS
  453                      DENTURE PRODUCTS
  454                      MOUTH WASH & GARGLES
  455                      ORAL HYGIENE ACCESSORIES
  470                      PACKAGED REMEDIES
  471                      SEDATIVES & STIMULANTS
  472                      ASTHMA PREPARATIONS
  473                      TABLETS & CAPSULES
  474                      WETS & DRYS
  476                      OINTMENTS, CREAMS & LIQUIDS
  477                      NICOTINE REPLACEMENT THERAPY
  490                      PAPER PRODUCTS
  491                      FACIAL TISSUE
  492                      TOILET TISSUE & TOWELS
  520                      DIABETIC PRODUCTS
  521                      ALCOHOL SWABS
  522                      BLOOD GLUCOSE MONITORS/KITS
  523                      TESTING STRIPS
  524                      DIABETIC SUPPLIES
  525                      LANCETS
  530                      PHOTOGRAPHY
  531                      FILM & FLASH BULBS
  550                      PRIVATE LABEL
  570                      SEASONAL PRODUCTS
  571                      SUN TAN PREPARATIONS
  572                      INSECT REPELLANTS
  610                      BLADES
  613                      SHAVING CREAM
  614                      NON-ELECTRIC RAZORS
  620                      WELLNESS
  621                      HOMEOPATHIC
  622                      HERBAL
  630                      SICKROOM SUPPLIES
  631                      AMBULATORY AIDS
  632                      BATHROOM SAFETY PRODUCTS
  633                      WHEELCHAIRS & ACCESSORIES
  634                      HOSPITAL BEDS & ACCESSORIES
  635                      SCOOTERS & LIFTOUT CHAIRS
  636                      OSTOMY
  637                      INCONTINENCE CARE
  638                      SKIN CARE
  639                      WOUND CARE
  640                      CUSHIONING & PRESSURE RELIEF
  641                      DIAGNOSTICS

  642                      RESPIRATORY CARE
  643                      HEALTH & FITNESS
  644                      ORTHOPEDIC SUPPORTS & BRACES
  645                      VASCULAR SUPPORTS
  646                      AIDS FOR DAILY LIVING
  647                      MISCELLANEOUS
  650                      LADIES TOILETRIES
  651                      ACNE MEDICATIONS
  652                      PERSONAL SOAP
  653                      HAND, BODY & FACE LOTIONS, CREAMS
  654                      BATH PRODUCTS
  655                      COTTON BALLS, SWABS & PADS
  656                      FRAGRANCE PRODUCTS
  657                      DEPILATORY
  658                      LADIES TOILETRY SETS

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



                                  Schedule 1.3
                             Additional Territories


                                      None.

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                                  Schedule 2.1
                                Operations Manual


                                [To Be Attached]

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



                                  Schedule 2.6
                              Returned Goods Policy

1. BBDC will not accept any returns of Products by IR consumers that do not include a Returned Product Authorization ("RPA"), which IR's consumers may obtain from an IR customer service representative. IR will electronically transmit to BBDC the RPA, and related information, on a daily basis.

2. Subject to the limitations and handling charges set forth in this policy, IR will be given full credit for unopened and unused Products or defective Products returned in accordance with this policy.

3. In no event will BBDC accept returns in any month which in the aggregate exceed five percent (5%) of the Orders for the current month.

4. IR (or its consumers) will be responsible for the shipping costs associated with the return of Products, unless caused by an error in BBDC's picking or packaging, in which case BBDC will pay for such shipping costs. IR will receive full credit (IR's acquisition cost) on:

         (a)      Filling Errors
         (b)      Guaranteed Sale Items
         (c)      Ordering Errors
         (d)      Shipping Errors
         (e)      Billing Errors
         (f)      Shortages, Claims
         (g)      Concealed Shipping Damages

5. BBDC will electronically notify IR of its receipt of Products from IR's consumer and IR will be responsible for processing the credit to the consumer's credit card.

6. Products returned and received by BBDC twenty (20) or more days after shipment by BBDC will be subject to a ten percent (10%) handling charge. Unsalable merchandise as a general rule will not be returnable.

7.   Credits are posted to statements twice a month (on the 15th and 30th).

     (a) Ordering/shipping errors and all other salable items will be processed and posted within two (2) weeks of receipt of merchandise.
     (b) All unsalable Products (expired, outdated, shop worn, etc.) will be processed and posted within four (4) weeks of receipt of merchandise.

8. Items requiring special handling:

     (a) Specially handled Items: Salable items requiring special handling (refrigeration, ORM-D items, and/or Listed Chemicals) should be held under proper storage for special approval and instructions regarding return shipping requirements.

9. Items that may not be returned:

     (a) Unsalable Products from manufacturers whose policy will not allow the wholesaler to handle. BBDC will assist you in contacting these manufacturers to help effect the return, if desired.
     (b) Products that are outdated past allowable time given by the manufacturer for return.
     (c)  Products with broken seals and/or partial contents.
     (d) Promotional goods such as "cents off", bonus pack or trial size, or other Products sold on a no return basis.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



                                  Schedule 3.7
                        Financial Reconciliation Process


                                [To Be Attached]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



                                  Schedule 3.8
                          Electronic Payments Agreement

This Electronic Payments Agreement ("Agreement") effective as of December 21, 1999 is entered into by and between nutripure.com, a __________ corporation, located at 1725 Gillespie Way, El Cajon, California 92020 ("Originator") and Bergen Brunswig Drug Company, a California corporation, located at 4000 Metropolitan Drive, Orange, California 92868 ("Beneficiary").

                                    RECITALS

A. Originator and Beneficiary are or may become parties to one or more Business Agreements, including the Internet Fulfillment Services Agreement dated December 21, 1999, pursuant to which Originator may, from time to time, become obliged to make payments to Beneficiary.

B. Originator and Beneficiary desire to establish terms and conditions upon which Originator will make such payments and communicate associated Remittance Information in electronic form.

                                    AGREEMENT

     NOW THEREFORE, the parties agree as follows:

1.       DEFINITIONS

     1.1 Terms as Defined in this Agreement. As used in this Agreement, the following terms have the following meanings:


          (a) Beneficiary's Account: The deposit account at Beneficiary's Bank designated in Appendix ss.1.1 that is to be credited with payments from Originator.

          (b) Beneficiary's Bank: The bank designated by Beneficiary in Appendix ss.1.1 for receiving payment from Originator.

          (c) Business Agreements: All contractual relationships between the parties giving rise to an obligation of Originator to pay Beneficiary, designated in Appendix ss.1.4.

          (d) Payment Obligation: An obligation of Originator to pay money to Beneficiary pursuant to the Business Agreements.

          (e) Remittance Information: The information relating to a payment designated in Appendix ss.2.2.

          (f) Third Party Service Provider: An entity designated by a party in Appendixss.1.2 to assist the party in the communication of Transaction Sets and notice between the parties separate from any payment order.


          (g) Transaction Set: A collection of data that is communicated between the parties, as designated in Appendixss.2.1 or as otherwise agreed by the parties.


     1.2 Terms Defined in Article 4A. Terms used in this Agreement but not otherwise defined will be defined as provided in Uniform Commercial Code Article 4A as enacted in the jurisdiction whose law governs this Agreement.


2.       AGREEMENT AND AUTHORIZATION

     2.1 Credits. Originator agrees and Beneficiary authorizes Originator to (i) satisfy its Payment Obligation by initiating funds transfers that result in payment to the Beneficiary by credit to Beneficiary's Account, and (ii) communicate associated Remittance Information to Beneficiary in accordance with this Agreement.

     2.2 Debits. Neither party will initiate a transaction in connection with a Payment Obligation for the purpose of debiting a bank account of the other party.


3.       PAYMENT AND REMITTANCE PROCEDURE

     3.1 Payment. Originator will instruct its bank to process funds transfers hereunder using the funds-transfer system or other mechanism specified in Appendixss.1.3, in accordance with this Agreement and the rules of such funds-transfer system.


     3.2 Remittance Information. For each funds transfer initiated under this Agreement, Originator will communicate the associated Remittance Information to Beneficiary as specified in Appendixss.2.


     3.3 No Warranty of Funds. Beneficiary acknowledges that its receipt of Remittance Information communicated separately from the funds transfer to which the Remittance Information relates will not constitute a warranty by Originator that the funds transfer has been initiated on a timely basis or that any resulting payment order will be accepted by Beneficiary's Bank on any date specified therein.


4.       TIMING OF PAYMENTS

     4.1 Timeliness. A payment from Originator to Beneficiary will be considered timely with respect to any payment due date determined in accordance with the applicable Business Agreement if the corresponding funds transfer is completed on the day such payment is due. If the funds transfer cannot be completed on such date, Originator's payment is timely if the funds transfer is completed on the next day completion can occur.


     4.2 Effect of Delay. Originator will not be in breach of this Agreement or the applicable Business Agreement, or suffer any loss of discount or other penalty, with respect to a funds transfer that was initiated properly and timely by Originator to the extent its completion is delayed because of failure or delay by the funds-transfer system or other mechanism designated in Appendix ss.1.3, the operation of a funds-transfer system rule which could not be anticipated by the Originator, or rejection by the Beneficiary's Bank. However, any such failure, delay or rejection does not extinguish the Originator's obligation to pay the Beneficiary as soon as practical after the failure, delay or rejection is discovered.

5.       DISCHARGE OF PAYMENT OBLIGATIONS

     5.1 Discharge: Credit to Originator. Upon completion of a funds transfer authorized by Agreementss.2.1, the corresponding Payment Obligation of the Originator will be discharged to the same extent as if such payment had been received in cash. Beneficiary will credit Originator for the amount of such payment, as of the date the funds transfer was completed.


     5.2 Disallowance of Credits Taken. If Beneficiary disallows any discounts, allowances, adjustments or other credits against a Payment Obligation taken by Originator in conjunction with a funds transfer, Beneficiary will promptly notify Originator of the amount of and reason for such disallowance in accordance with Appendixss.2.1


     5.3 Partial Payments. Notwithstanding any statement contained in any Remittance Information or related Transaction Set, the completion of any funds transfer hereunder will not constitute full satisfaction of any portion of the corresponding Payment Obligation greater than the amount paid.


     5.4 Effect of Payment on Other Rights. Notwithstanding the terms of Agreement ss.5.1, the completion of a funds transfer will not constitute a waiver of any contract right under the corresponding Business Agreement that would be deemed waived by the acceptance of such payment in cash if within ten
(10) business days after the completion of such funds transfer or such other time period as allowed by applicable law or Business Agreement, Beneficiary sends an equivalent payment amount to Originator in accordance with Agreement ss.5.5 and notifies Originator of the reason for the return in accordance with Agreement ss.11.1.

     5.5 Payment Returns, Adjustments, Credits and Rebates. If Beneficiary elects to exercise a right to return a payment received from Originator or is required to pay Originator any adjustment, rebate, or other credit because of, for example, duplicate payments (rather than by crediting Originator's account balance), Beneficiary will make such payment by initiating a new payment in the manner specified in Appendixss.1.6.

6.       RECEIPT, ACKNOWLEDGMENT AND VERIFICATION

     6.1 Receipt. A Transaction Set or notice communicated in accordance with this Agreement will be considered received when it is accessible by the intended recipient as specified in Appendixss.2.3.


     6.2 Acknowledgment. To the extent required by Appendixss.2.1, a party that receives a Transaction Set or notice from the other party will acknowledge that such Transaction Set or notice was received and is syntactically correct by communicating the Acknowledgment specified in Appendixss.2.1 to the sender within five (5) business days of receipt.


     6.3 Verification. The recipient of a Transaction Set or notice will take reasonable steps to verify the claimed identity of the sender and the integrity of the content of a Transaction Set or notice (as specified in Appendixss.4) before relying upon it. If a Transaction Set or notice is received in garbled form, or cannot be so verified, the recipient will notify the sender of the problem within five (5) business days unless the sender's identity cannot be discerned. In the absence of such notice to an identifiable sender, the sender's version of the Transaction set or notice will control.

     6.4 Validity and Enforceability. Neither party will contest the validity or enforceability of Transaction Sets or notices communicated in electronic form pursuant to this Agreement on grounds related to the absence of paper-based writings, signing or originals. Each Transaction Set or notice communicated in electronic form pursuant to this Agreement will be considered to be:

     (a) "in writing" and "written" to an extent no less than as if in paper form;

     (b) "signed" where the signer includes data intended as a signature to an extent no less than as if undertaken with pen and paper; and

     (c)  an original.

7.       SECURITY PROCEDURES

     7.1 Procedures. Each party will employ reasonable security procedures to ensure that Transaction Sets, notices and other information specified in this Agreement that are electronically created, communicated, processed, stored, retained or retrieved are authentic, accurate, reliable, complete and confidential.


     7.2 Effect of Non-Party Security. The communication of any Transaction Set or notice via a funds-transfer system will not constitute a breach of Agreementss.7.1.


8.       CONFIDENTIALITY

     8.1 Confidential Information. Information that is considered confidential by either party is identified in Appendixss.3. Such information will be held in confidence by the recipient and will be disclosed only to those of its employees or authorized representatives who require access in the performance of their duties to the recipient. The recipient will exercise reasonable care in the safeguarding of such confidential information.


     8.2 Exceptions. Neither party will be liable for the disclosure or use of any information designated in Appendix ss.3 as confidential that: (a) is, or becomes publicly known, other than by breach of this Agreement; (b) is obtained by the recipient from another person without restriction; (c) is previously known by the recipient without restrictions; (d) is, at any time, developed by the recipient independently of any disclosures hereunder; (e) is disclosed pursuant to the consent of the party that considers such information confidential; or (f) is required to be disclosed by law, provided that prior to disclosing such information the recipient will promptly notify the other party of the demand to disclose or provide the information and the recipient agrees to reasonably cooperate if the other party deems it necessary to seek a protective order.

     8.3 Survival of Obligation. These obligations and restrictions will survive the termination of this Agreement for a period of ten (10) years.

9.       LIABILITY

     9.1 Breach of Business Agreements. Except as otherwise specifically provided herein, this Agreement neither enlarges nor diminishes the respective rights and obligations of the parties under any Business Agreement, and the liability of a party for breach of a Business Agreement will be determined by the provisions of that agreement and applicable law.


     9.2 Conduct of Third Parties. Except as otherwise limited herein, each party will be liable to the other for the acts or omissions of its respective banks and Third Party Service Providers designated hereunder with respect to their conduct in connection with such party's performance under this Agreement. Neither party will be liable to the other for the acts or omissions of any funds-transfer system operator, or for the acts or omissions of any banks or third party not selected by such party.

     9.3 Consequential Damages. Neither Party will be liable to the other under this Agreement for any special, indirect or consequential damages, even if such party has been advised of the possibility of such damages (except for liability directly resulting from a breach of the confidentiality or security obligations of this agreement).


     9.4 Costs. Each party will bear the respective fees and other charges assessed by its designated banks and Third Party Service Providers (except as otherwise provided in Appendixss.1.5).


10.      CHANGES, SUSPENSIONS AND TERMINATION

     10.1 Change of Designations. Either party may change its designations of an account, bank, or Thirty Party Service Provider by notice to the other party. Any such change will be effective twenty-five (25) business days after notice of such change from the party entitled to make the original designation is received by the other party.


     10.2 Suspension of Operations. Either party may suspend operations under this Agreement:

     (a) upon notice to the other party, in the event that the notifying party has a good faith belief that the information of either party may be materially threatened or compromised; or

     (b) if the performance of a party under this Agreement is delayed or prevented by an act of God, natural disaster, computer or communications failure or other cause beyond the affected party's reasonable control.

     10.3 Termination of Agreement. Either party may terminate this Agreement at any time upon ninety (90) days' notice to the other. Notwithstanding such termination, this Agreement will remain in effect as to all funds transfers and Transaction Sets that have been initiated by the Originator and not canceled prior to termination of this Agreement.

11. MISCELLANEOUS

     11.1 Notice. Unless otherwise specified herein, any notice required or permitted under this Agreement will be communicated in the manner specified in Appendixss.5 and addressed to the intended recipient at its notice address by notifying the other party. Either party may from time to time designate a different notice address by notifying the other party.


     11.2 Waiver. No provision of this Agreement or any breach thereof will be deemed waived unless such waiver is in writing and signed/communicated by the party claimed to have waived such provision or breach. No waiver of a breach will constitute a waiver or excuse any different or subsequent breach.


     11.3 Assignment. This agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. However, neither party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN SECTIONS OF THIS AGREEMENT



     11.4 Choice of Law. This Agreement is governed by and interpreted in accordance with the laws of the State of California.


     11.5 Conflict Rules. In the event of any inconsistency between this Agreement and another agreement between the parties addressing the subject matter of this agreement, this agreement will control. Any remittance instructions contained in purchase order from Originator are superseded by this Agreement. The parties agree to be bound by the rules of the funds-transfer system or other mechanism used to communicate a payment order.


     11.6 Entire Agreement. This Agreement and the Appendix hereto constitute the entire agreement of the parties relating to the matters specified in this Agreement and supersede all prior communications and agreements with respect to such matters.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

nutripure.com, a NEVADA corporation              Bergen Brunswig Drug Company, a
                                                 California corporation


By: /s/ Michael Krall                            By: /s/ Chuck Prieve

Name:   Michael Krall                            Name: Chuck Prieve

Title:  President                                Title: V.P. e-Commerce Sales &
                                                        Marketing

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                                    APPENDIX


SECTION 1.    DESIGNATIONS

         1.1      Beneficiary's Bank
         ---      ------------------





         ABA Transit Routing Number:

         Beneficiary's Account Number:

         Administrative Contact:

         Special Instruction:

         1.2      Third Party Service Providers.
         ---      ------------------------------

                  1.2.1 Originator's Third Party Service Provider:


                  1.2.2 Beneficiary's Third Party Service Provider:


         1.3      Funds Transfer System or Other Mechanism
         ---      ----------------------------------------

                  Originator will pay Beneficiary via
         1.4      Business Agreement.
         ---      -------------------

         The original Internet Fulfillment Services Agreement dated December 21, 1999 and any current addendum or extension.

         1.5      Allocation of Costs.
         ---      --------------------

         1.6      Procedure for Payment Returns.
         ---      ------------------------------

                  Check payable to:



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SECTION 2.        TRANSACTION SETS

         2.1      Transaction Sets.

Transaction Set           Transaction Set      Method of          Acknowledgment
Function                  Format               Communication      Requirement
--------------------------------------------------------------------------------
Remittance

Disallowance of Credits

Acknowledgment

Other Specify

         2.2      Remittance Information.
         ---      -----------------------

         For each payment, the Remittance Information Transaction Set must contain the following specified data:

          (i) invoice number and date, (ii) invoice amount, (iii) discounts and allowances taken against each invoice, (iv) net amount paid on each invoice, and (v) identification of adjustments.

         2.3      Receipt of Transaction Sets.
         ---      ----------------------------

     A Transaction Set will not be deemed to have been properly received by the intended recipient, and no Transaction Set will give rise to any obligation, until it is accessible to the receiving party at such party's receipt computer described below:

          2.3.1 Originator's computer make and model:_______________________
          -----------------------------------------------------------

          2.3.2 Beneficiary's computer make and model: ______________________
          -----------------------------------------------------------

SECTION 3.    CONFIDENTIAL INFORMATION

         All data is to be kept confidential.

SECTION 4.    VERIFICATION AND SECURITY PROCEDURES

     All transactions by both parties (Originator and Beneficiary) are carried out through their respective banks. Appropriate verification and security procedures are the responsibility of each party and its bank.

SECTION 5.    NOTICE

         5.1      Originator Notice Address
                  -----------------------
                  -----------------------
                  -----------------------

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         5.2      Beneficiary Notice Address

                  Bergen Brunswig Drug Company
                  4000 Metropolitan Drive
                  Orange, CA  92668
                  Attn:

                  with a copy to:

                  Bergen Brunswig Corporation
                  4000 Metropolitan Drive
                  Orange, California  92868
                  Attn:  Executive Vice President,
                  Chief Legal Officer & Secretary
                  Facsimile: (714) 978-1148

         5.3      Method for Communication of Notice

          The method for communication of notice will be in written form.


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                                  Schedule 8.1
                          Securities Purchase Agreement

                                [To Be Attached]

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                                  Schedule 8.2
                          Registration Rights Agreement

                                [To Be Attached]

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                                  Schedule 8.3
                         Warrant to Purchase Securities


                                [To Be Attached]

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                                    EXHIBIT A
                                 Service Levels

                                                              >
Performance Measure        Service Levels                   Start-Up Service Levels

Receiving accuracy per
10,000 lines               10.0 errors per 10,000 lines     11.0 errors per 10,000 lines

Replenishment/stocking
accuracy per 10,000 lines
received                   10.0 errors per 10,000 lines     11.0 errors per 10,000 lines

Order filling accuracy per
10,000 lines filled        10.8 errors per 10,000           12.0 errors per 10,000 lines

Order delivery accuracy     0.8 errors per 1,000 deliveries  0.9 errors per 1,000 deliveries

Document delivery accuracy  0.8 errors per 1,000 deliveries  0.9 errors per 1,000 deliveries

Percent of lines filled    94.6%                            85.1%

Percent of adjusted lines
filled                     98.2%                            88.9%

Percent of "A" lines
filled                     99.5%                            89.5%

Percent of fail to picks    0.1%                            0.11%

Returns cycle time          4 days                          5 days


     Receiving Accuracy. A receiving error is defined as an error regarding an incorrect quantity received, an incorrect item received, and/or an incorrect data entry code used for exceptions. Each condition is considered an error, so it is possible to have more than one error on a single line. It is considered an error once it is entered into the system.

     Replenishment/Stocking Accuracy. A replenishment/stocking error is defined as an error placing an item in the incorrect location whether that location is primary, secondary, or bulk.

     Order Filling Accuracy. The Customer Call Log, maintained in customer service, is used to track the number of line items reported by customers on mispicks, shortages, and outdates each week. Total lines filled information comes from the Outbound Service Level Report. The error rate is calculated per 10,000 lines filled. All Products reported as damaged when received by the customer will be considered a delivery error.

     Order Delivery Accuracy. Order delivery errors are shipped Orders delivered to wrong consumers, packages left on truck, and damaged items (broken, crushed, cut tops, leaking caps, etc). Each line will be considered 1 error.


     Document Delivery Errors. Document delivery errors are deliveries made without invoices or price stickers, and invoices or stickers delivered late or to the wrong customer.

     Percent of Lines Filled, Percentage of Adjusted Lines Filled, Percentage of Fail to Picks and Percent of Adjusted "A" Lines. The Percent of Lines Filled, Adjusted Lines Filled, Fail to Picks, and Percent of Adjusted A Lines are tracked daily on the Outbound Service Level Report. The monthly totals are transferred by Performance & Quality Measurement into the Critical Success Measures report.


     Returns Cycle Time. Consumer returns will be shipped directly from the consumer to the BBDC Fulfillment Center. The date that the return is received at the BBDC Fulfillment Center is considered the start date. The completion date is the date that the credit is transmitted to IR. The calculation is for the number of working days between the receipt of the consumer return and the credit to IR.


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